Exhibit 99.2

John Deere Owner Trust 2004

Statement to Noteholders

$205,000,000	Class A-1 1.14% Asset Backed Notes due May 13, 2005
$186,000,000	Class A-2 1.68% Asset Backed Notes due November 15, 2006
$185,000,000	Class A-3 2.32% Asset Backed Notes due December 17, 2007
$158,280,000	Class A-4 3.02% Asset Backed Notes due March 15, 2011
$18,930,000	Class B 2.90% Asset Backed Notes due March 15, 2011
$3,778,476	Asset Backed Certificates

Payment Date:	16-May-05

(1) Amount of principal being paid on the Notes:

	(a)	A-1 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(b)	A-2 Notes:	$22,363,756.62
		per $1,000 original principal amount:	$120.24

	(c)	A-3 Notes:	$(0.00)
		per $1,000 original principal amount:	$(0.00)

	(d)	A-4 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(e)	B Notes:	$794,182.87
		per $1,000 original principal amount:	$41.95

	(f)	Total	$23,157,939.49

(2) Interest on the Notes

	(a)	A-1 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(b)	A-2 Notes:	$193,194.00
		per $1,000 original principal amount:	$1.04

	(c)	A-3 Notes:	$357,666.67
		per $1,000 original principal amount:	$1.93

	(d)	A-4 Notes:	$398,338.00
		per $1,000 original principal amount:	$2.52

	(e)	B Notes:	$41,627.73
		per $1,000 original principal amount:	$2.20

	(f)	Total	$990,826.40

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(3) After giving effect to distributions on current Payment Date:

(a) (i)	outstanding principal amount of A-1 Notes:	$0.00
(ii)	A-1 Note Pool Factor:	0.0000000

(b) (i)	outstanding principal amount of A-2 Notes:	$115,631,956.77
(ii)	A-2 Note Pool Factor:	0.6216772

(c) (i)	outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii)	A-3 Note Pool Factor:	1.0000000

(d) (i)	outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii)	A-4 Note Pool Factor:	1.0000000

(e) (i)	outstanding principal amount of B Notes:	$16,431,086.43
(ii)	B Note Pool Factor:	0.8679919

(f) (i)	Certificate Balance	$3,778,476.00
(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:		$479,121,519.21

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:		$474,690,457.97

(6) Pool Face Amount at the end of the related Collection Period:		$517,085,150.68

(7) Amount of Servicing Fee earned:		$414,458.88
per $1,000 original principal amount:		$0.55
Amount of Servicing Fee earned:		$414,458.88
Amount of Servicing Fee paid:		$414,458.88
Amount of Servicing Fee shortfall:		$0.00

(8) Amount of Administration Fee:		$100.00

(9) Aggregate Purchased Receivables for Collection Period:		$0.00

(10) Amount in Reserve Account:		$13,247,299.00
Specified Reserve Account Balance:		$13,247,299.00

(11) Scheduled Payments of Receivables 60 days or more past due:		$795,691.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:		0.17%

(13) Face Amount of Receivables 60 days or more past due:		$6,462,560.00

(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:		1.25%

(15) Aggregate amount of realized losses for the collection period		$27,464.56

(16) Aggregate amount of realized losses since 21-Apr-04		$201,415.11

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